UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 11, 2024

Home Federal Bancorp, Inc. of Louisiana
(Exact name of registrant as specified in its charter)

Louisiana	001-35019	02-0815311
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

624 Market Street, Shreveport, Louisiana	71101
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(318) 222-1145

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (par value $.01 per share)	HFBL	Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Not applicable.

(e)          On October 11, 2024, the Compensation Committee of the Board of Directors approved the amendment and restatement of the Home Federal Bank (the “Bank”) Loan Officer Incentive Plan, which covers the Bank’s commercial sales manager (the “CSM”), K. Matthew Sawrie, and other commercial loan officers. The terms of the Loan Officer Incentive Plan are reviewed annually and were amended and restated on October 11, 2024 to include for Mr. Sawrie provisions governing non-solicitation of customers and employees for a period of two years in the event he voluntarily terminates his employment or the Bank terminates his employment for Cause, as defined.

The Loan Officer Incentive Plan is an annual incentive compensation plan intended to reward participating commercial loan officers with variable cash awards that are contingent upon the net interest income produced from the loan officer’s identified loan portfolio, and in the case of the CSM, all loans originated by commercial loan officers, and net income from new loans originated during the performance period plus commercial deposit fee income, multiplied by a portfolio rating based on the performance measures.

The CSM receives a cash incentive award equal to 1.0% of the net interest income from loans originated by all the commercial loan officers prior to the beginning of the fiscal year, which will not exceed 50% of the CSM’s base salary at the time of the award, and a cash incentive award equal to 5.0% of the net income from all of the loans originated by the commercial loan officers during the performance period plus year to date commercial deposit fee income, in each case multiplied by a portfolio rating based on the five performance measures.

The foregoing description is qualified in its entirety by reference to the Loan Officer Incentive Plan, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference thereto.

(f)           Not applicable.

Item 9.01         Financial Statements and Exhibits

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Not applicable.

              The following exhibits are included herewith.

Exhibit No.	Description
10.1	Home Federal Bank Loan Officer Incentive Plan for K. Matthew Sawrie
104	Cover page interactive data file (embedded within the XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOME FEDERAL BANCORP, INC. OF LOUISIANA

Date:	October 17, 2024	By:	/s/ James R. Barlow
James R. Barlow
Chairman of the Board, President and Chief Executive Officer